Exhibit 99.1

CHARLES & COLVARD PROVIDES BUSINESS UPDATE
RELATED TO COVID-19

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – April 9, 2020 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, provided an update on actions being implemented in response to the COVID-19 pandemic.

“During this evolving environment, we have acted quickly to focus on three key areas,” commented Suzanne Miglucci, President and CEO of Charles & Colvard. “These include safeguarding the health and safety of our employees; streamlining operations while ensuring support of our brand and customers; and maintaining our financial strength and stability.”

“We have had to make some tough decisions, including furloughing a large portion of our workforce. We are committed to emerging from this crisis as a strong, growth-oriented company and will make every effort to bring our team members back to their jobs as quickly as possible. Despite these short-term disruptions, we believe the underlying trends that will drive our business over the long-term remain intact, including our e-commerce oriented Millennial and Gen Z customer base and the large and expanding global market for lab-created gemstones and ethically-sourced jewelry,” said Ms. Miglucci.

The Company is implementing a number of measures to help mitigate the operating and financial impact related to the pandemic, including:

•	Deploying a work from home policy for all but essential employees due to a mandated stay-at-home order by the state of North Carolina;
•	Continuing to process online orders on the Company’s e-commerce website during the closure period, with limited shipping and fulfillment capabilities until state and municipal stay at home orders permit full operations to resume;
•	Working with third party partners to enable alternate distribution options, though there may be limited ability to deploy these contingency plans due to global stay-at-home restrictions;
•	Furloughing approximately 50% of employees, starting April 13, 2020, and funding all health insurance premiums during the furlough for all eligible employees impacted by these measures;
•	Implementing temporary salary reductions for all employees, including 25% for the Chief Executive Officer and 15% for the Chief Financial Officer and Chief Operating Officer;
•	Instituting a 50% reduction in Board Director fees;
•	Reducing non-payroll expenses, including product development, digital marketing, and travel;
•	Working with advisors to maximize participation in all eligible government or other initiatives available to businesses or employees impacted by the COVID-19 pandemic such as extending Families First Coronavirus Response Act (FFCRA) benefits to impacted employees, and applying for government-subsidized business loans. The Company also extended new 401(k) benefits to assist employees with additional distributions and loan terms during this challenging time.

“As we continue to navigate the rapidly-changing business and regulatory environment, we are committed to assisting our impacted employees with benefits that will help them remain safe and solvent, to maintaining the high level of service our customers have come to expect of Charles & Colvard, and to communicating with all of our stakeholders to provide periodic updates on our progress. Please refer to the COVID-19 status on the charlesandcolvard.com website for updates as they become available,” concluded Ms. Miglucci.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce driven business, the Company brings revolutionary gemstones and jewelry to market through the use of innovative technology and direct-to-consumer engagement. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina’s Research Triangle. For more information, please visit https://www.charlesandcolvard.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the impact of a public health crisis or disease outbreak, epidemic or pandemic, such as the recent novel coronavirus on our business; our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; intense competition in the worldwide jewelry industry; the financial difficulties or insolvency of one or more of our major customers and their willingness and ability to market our products; certain risks due to our international operations, distribution channels and vendors; general economic and market conditions, including the current economic environment; dependence on a limited number of distributor and retail partners in our Traditional segment; our ability to fulfill orders on a timely basis; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide crystals for the foreseeable future; inaccuracies in assumptions, estimates and data we use to calculate certain of our key operating metrics; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters and other events beyond our control on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure or a failure to protect confidential information against security breaches; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate information on social media; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

IR@charlesandcolvard.com

Source: Charles & Colvard, Ltd.

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